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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-2501, as amended) and (ii) the Registration Statements on Form S-8 (Nos. 33-62823; 33-62825; 33-62827; 33-62829; 33-62831; 33-62833; 33-62835; 33-62837; 33-62839;
33-62841; 33-62943; 33-63247; 33-63249; 33-63253; 33-63255; 333-03275;
333-03277; 333-19241) of Burlington Northern Santa Fe Corporation of our report dated February 7, 1997 appearing on page 19 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Chicago, Illinois
March 31, 1997